First Internet Bancorp Reports Fourth Quarter and Full Year 2023 Results

Fishers, Indiana, January 24, 2024 – First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”), announced today financial and operational results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Financial Highlights

•Net income of $4.1 million and diluted earnings per share of $0.48, increases of 21.5% and 23.1%, respectively, from the third quarter of 2023

•Net interest income of $19.8 million and fully-taxable equivalent net interest income of $21.0 million, increases of 14.0% and 12.9%, respectively, from the third quarter of 2023

•Net interest margin of 1.58% and fully-taxable equivalent net interest margin of 1.68%, both increasing 19 basis points from the third quarter of 2023

•Loan growth of $105.2 million, a 2.8% increase from the third quarter of 2023

•Nonperforming loans to total loans of 0.26%; net charge-offs to average loans of 0.12%

•Tangible common equity to tangible assets of 6.94%; CET1 ratio of 9.60%

•Repurchased 40,000 shares at an average price of $18.78; for the full year, repurchased 502,525 common shares at an average price of $18.40 per share

•Tangible book value per share of $41.43, a 4.7% increase from the third quarter of 2023

David Becker, Chairman and Chief Executive Officer, commented: “The fourth quarter’s results showcase our efforts over the past 18 months to reposition our balance sheet. With asset yields continuing to reprice higher, coupled with solid loan growth, we delivered welcome net interest margin expansion and net interest income growth. We produced positive operating leverage and a significant improvement in our operating efficiency. In all, we believe this quarter’s results represent an important inflection point for our company.

“We continued to optimize our loan portfolio mix in the fourth quarter, with solid production in construction and franchise finance lending. Additionally, we remain one of the ten most active SBA 7(a) lenders in the country. Our SBA lending team finished the year with impressive origination volumes and generated another record quarter of gain on sale revenue.

“With or without anticipated rate cuts, we are well-positioned to continue to improve our earnings and profitability in 2024. Now less than one month away from the 25th anniversary of our public launch, we are in an enviable position to start our second quarter century: with a strong balance sheet and capital levels, outstanding asset quality, and a team that is focused on the continued execution of our strategies.”

Net Interest Income and Net Interest Margin
Net interest income for the fourth quarter of 2023 was $19.8 million, compared to $17.4 million for the third quarter of 2023, and $21.7 million for the fourth quarter of 2022. On a fully-taxable equivalent basis, net interest income for the fourth quarter of 2023 was $21.0 million, compared to $18.6 million for the third quarter of 2023, and $23.1 million for the fourth quarter of 2022.

Total interest income for the fourth quarter of 2023 was $66.3 million, an increase of 5.2% compared to the third quarter of 2023, and an increase of 45.1% compared to the fourth quarter of 2022. On a fully-taxable equivalent basis, total interest income for the fourth quarter of 2023 was $67.5 million, an increase of 5.0% compared to the third quarter of 2023, and an increase of 43.5% compared to the fourth quarter of 2022. The yield on average interest-earning assets for the fourth quarter of 2023 increased to 5.28% from 5.02% for the third quarter of 2023 due to a 26 basis point (“bp”) increase in the yield earned on loans, a 40 bp increase in the yield earned on securities and a 27 bp increase in the yield earned on other earning assets. Compared to the linked quarter, average loan balances increased $98.9 million, or 2.7%, and the average balance of securities increased $61.2 million, or 9.8%, while the average balance of other earning assets decreased $152.6 million, or 23.4%.

Interest income earned on commercial loans was higher due to increased average balances and the positive impact of higher rates in the variable rate small business, construction and commercial and industrial lending portfolios, as well as growth in the higher-yielding franchise finance portfolio. This was partially offset by lower average balances in the public finance, healthcare finance and single tenant lease financing portfolios. The continued shift in the loan mix is the result of a strategic initiative to focus on variable rate and higher-yielding products, in part to help improve the interest rate risk profile of our balance sheet.

In the consumer loan portfolio, interest income was up due to higher yields on new originations and growth in the average balances of trailers, recreational vehicles and other consumer loans portfolios.

The yield on funded portfolio loan originations was 8.85% in the fourth quarter of 2023, relatively stable with the third quarter of 2023, and an increase of 278 bps compared to the fourth quarter of 2022. For the full year of 2023, new loan origination yields increased 302 bps compared to 2022. Because of the fixed-rate nature of certain larger portfolios, there is a lagging impact of the higher origination yields on the portfolio.

Interest income earned on securities in the fourth quarter of 2023 increased $1.2 million, or 22.9%, compared to the third quarter of 2023 due to an increase in the yield earned on the portfolio and the increase in average balances. The yield on the securities portfolio increased 40 bps to 3.72%, driven primarily by variable rate securities repricing higher and higher yields on new purchases. Interest earned on other earning asset balances decreased $1.7 million, or 19.4%, in the fourth quarter of 2023 compared to the linked quarter, due primarily to lower average cash balances.

Total interest expense for the fourth quarter of 2023 was $46.5 million, an increase of $0.8 million, or 1.8%, compared to the linked quarter, due to modest increases in both deposit rates and average interest-bearing deposit balances throughout the quarter. Interest expense related to interest-bearing deposits increased $0.7 million, or 1.8%, driven primarily by higher costs on CDs, BaaS-brokered deposits and money market accounts. The cost of interest-bearing deposits was 4.14% for the fourth quarter of 2023, compared to 4.09% for the third quarter of 2023. The increase of 5 bps in deposit costs during the fourth quarter was the slowest experienced by the Company in the past six quarters.

Average CD balances increased $59.2 million, or 3.8%, from the third quarter of 2023 while the cost of funds increased 18 bps. The increase in the cost of CDs is also the lowest in the past six quarters, reflecting the narrowing repricing gap between new production and maturities. The average balance of BaaS – brokered deposits increased $30.2 million, or 94.7%, due to higher payments volume while the cost of funds increased 5 bps.

These increases were partially offset by lower average brokered deposit balances, which decreased $51.7 million, or 7.7%, from the third quarter of 2023, as the Company continued to reduce the balance of higher cost funding throughout the quarter. Additionally, the average balance of interest-bearing demand deposits decreased $5.1 million, or 1.3%, while the cost of funds decreased 47 bps.

Net interest margin (“NIM”) was 1.58% for the fourth quarter of 2023, up from 1.39% for the third quarter of 2023 and down from 2.09% for the fourth quarter of 2022. Fully-taxable equivalent NIM (“FTE NIM”) was 1.68% for the fourth quarter of 2023, up from 1.49% for the third quarter of 2023 and down from 2.22% for the fourth quarter of 2022. The increases in NIM and FTE NIM compared to the linked quarter were driven primarily by higher yields on loans, securities and other earning assets, as well as higher average loan and securities balances, partially offset by higher interest-bearing deposit costs and lower cash balances.

Noninterest Income
Noninterest income for the fourth quarter of 2023 was $7.4 million, consistent with the third quarter of 2023, and up $1.6 million, or 27.4%, from the fourth quarter of 2022. Gain on sale of loans totaled $6.0 million for the fourth quarter of 2023, up $0.5 million, or 8.2%, from the linked quarter. Gain on sale revenue in the quarter, which consisted entirely of sales of U.S. Small Business Administration (“SBA”) 7(a) guaranteed loans, increased due to a higher volume of loan sales and a slight improvement in net premiums. Net loan servicing revenue decreased $0.5 million, or 57.7%, during the quarter as growth in the servicing portfolio was more than offset by a lower fair value adjustment to the loan servicing asset.

Noninterest Expense
Noninterest expense totaled $20.1 million for the fourth quarter of 2023, compared to $19.8 million for the third quarter of 2023, and $18.5 million for the fourth quarter of 2022, representing increases of 1.5% and 8.3%, respectively. The increase of $0.3 million compared to the linked quarter was due primarily to higher premises and equipment, consulting and professional fees and deposit insurance premium, partially offset by lower salaries and employee benefits and data processing.

The increase in premises and equipment was due primarily to a lower property tax accrual in the prior quarter. Consulting and professional fees increased due mainly to third-party loan review and stress testing activities. Deposit insurance premium increased due to higher assessments driven by year-over-year asset growth and loan composition. Salaries and employee benefits declined due primarily to lower incentive compensation and lower benefits costs. Data processing declined due to lower variable deposit activity-based expenses and transaction processing fees.

Income Taxes
The Company recognized an income tax benefit of $0.6 million for the fourth quarter of 2023, compared to an income tax benefit of $0.3 million for the third quarter of 2023, and an income tax expense of $0.5 million and an effective tax rate of 7.3% for the fourth quarter of 2022. The income tax benefit for the fourth quarter of 2023 reflects the benefit of tax-exempt income relative to the amount of stated pre-tax income as well as adjustments to certain state income tax rates.

Loans and Credit Quality
Total loans as of December 31, 2023 were $3.8 billion, an increase of $105.2 million, or 2.8%, compared to September 30, 2023, and an increase of $340.8 million, or 9.7%, compared to December 31, 2022. Total commercial loan balances were $3.0 billion as of December 31, 2023, an increase of $97.7 million, or 3.4%, compared to September 30, 2023, and an increase of $286.6 million, or 10.5%, compared to December 31, 2022. Compared to the linked quarter, the increase in commercial loan balances was driven primarily by strategic growth in higher yielding franchise finance, small business lending, commercial and industrial and construction balances. These items were partially offset by decreases in the fixed-rate public finance and healthcare finance portfolios.

Total consumer loan balances were $796.9 million as of December 31, 2023, an increase of $10.4 million, or 1.3%, compared to September 30, 2023, and an increase of $63.7 million, or 8.7%, compared to December

31, 2022. The increase compared to the linked quarter was due primarily to higher balances in the trailers, recreational vehicles and residential mortgage portfolios.

Total delinquencies 30 days or more past due were 0.31% of total loans as of December 31, 2023, compared to 0.22% at September 30, 2023 and 0.17% as of December 31, 2022. The increase in delinquencies during the fourth quarter of 2023 was due primarily to an increase in delinquencies in the small business lending and franchise finance portfolios. Nonperforming loans were 0.26% of total loans as of December 31, 2023, compared to 0.16% as of September 30, 2023, and 0.22% as of December 31, 2022. Nonperforming loans totaled $10.0 million at December 31, 2023, up from $5.9 million at September 30, 2023. The increase in nonperforming loans was due primarily to the addition of small business lending and franchise finance loans for which specific reserves were established, as well as certain residential mortgage loans that were more than 90 days delinquent.

The allowance for credit losses (“ACL”) as a percentage of total loans was 1.01% as of December 31, 2023, compared to 0.98% as of September 30, 2023, and 0.91% as of December 31, 2022. The increase in the ACL reflects the addition of specific reserves mentioned above, as well as the overall growth in the loan portfolio, partially offset by the positive impact of economic data on forecasted loss rates and qualitative factors on certain portfolios.

Net charge-offs of $1.2 million were recognized during the fourth quarter of 2023, resulting in net charge-offs to average loans of 0.12%, compared to $1.5 million, or 0.16%, for the third quarter of 2023 and $0.2 million, or 0.03%, for the fourth quarter of 2022. Net charge-offs in the fourth quarter of 2023 were driven primarily by small business lending, as well as one healthcare finance loan that was charged-off during the quarter.

The provision for credit losses in the fourth quarter of 2023 was $3.6 million, compared to $1.9 million for the third quarter of 2023 and $2.1 million for the fourth quarter of 2022. The provision for the fourth quarter of 2023 was driven primarily by net charge-offs, specific reserves and growth in certain loan portfolios and unfunded commitments, partially offset by the positive impact of economic forecasts on certain portfolios.

Capital
As of December 31, 2023, total shareholders’ equity was $362.8 million, an increase of $15.1 million, or 4.3%, compared to September 30, 2023, and a decrease of $2.2 million, or 0.6%, compared to December 31, 2022. The increase in shareholders’ equity during the fourth quarter of 2023 compared to the linked quarter was due primarily to the net income earned during the quarter and a decrease in accumulated other comprehensive loss. Book value per common share increased to $41.97 as of December 31, 2023, up from $40.11 as of September 30, 2023 and $40.26 as of December 31, 2022. Tangible book value per share was $41.43, up from $39.57 as of September 30, 2023 and $39.74 as of December 31, 2022.

In connection with its previously announced stock repurchase program, the Company repurchased 40,000 shares of its common stock during the fourth quarter of 2023 at an average price of $18.78 per share. The Company has repurchased $41.5 million of stock under its authorized programs since November of 2021.

The following table presents the Company’s and the Bank’s regulatory and other capital ratios as of December 31, 2023.

	As of December 31, 2023
	Company	Bank

Total shareholders' equity to assets	7.02%	8.62%
Tangible common equity to tangible assets [1]	6.94%	8.54%
Tier 1 leverage ratio [2]	7.33%	8.95%
Common equity tier 1 capital ratio [2]	9.60%	11.73%
Tier 1 capital ratio [2]	9.60%	11.73%
Total risk-based capital ratio [2]	13.23%	12.73%

[1] This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."
[2] Regulatory capital ratios are preliminary pending filing of the Company's and the Bank's regulatory reports.

Conference Call and Webcast
The Company will host a conference call and webcast at 2:00 p.m. Eastern Time on Thursday, January 25, 2024 to discuss its quarterly financial results. The call can be accessed via telephone at (888) 259-6580; access code: 23964485. A recorded replay can be accessed through February 24, 2024 by dialing (877) 674-7070; access code: 964485.

Additionally, interested parties can listen to a live webcast of the call on the Company's website at www.firstinternetbancorp.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About First Internet Bancorp
First Internet Bancorp is a financial holding company with assets of $5.2 billion as of December 31, 2023. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. First Internet Bank provides consumer and small business deposit, SBA financing, franchise finance, consumer loans, and specialty finance services nationally as well as commercial real estate loans, construction loans, commercial and industrial loans, and treasury management services on a regional basis. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK”. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about First Internet Bank, including its products and services, is available at www.firstib.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “growth,” “help,” :improve,” “may,” “ongoing,” “opportunities,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “thereafter,” “well-positioned,” “will,” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Such statements are subject to certain risks and uncertainties including: our business and operations and the business and operations of our vendors and customers: general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that is the collateral for our loans. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial and industrial, construction, SBA, and franchise finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; the anticipated impacts of inflation and rising interest rates on the general economy; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, total interest income – FTE, net interest income – FTE, net interest margin – FTE, adjusted total revenue, adjusted noninterest income, adjusted noninterest expense, adjusted income before income taxes, adjusted income tax (benefit) provision, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity and adjusted return on average tangible common equity are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	BLASTmedia for First Internet Bank
Director of Corporate Administration	Ryan Hecker
(317) 428-4628	firstib@blastmedia.com
investors@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Net income	$4,143	$3,409	$6,351	$8,417	$35,541

Per share and share information
Earnings per share - basic	$0.48	$0.39	$0.68	$0.95	$3.73
Earnings per share - diluted	0.48	0.39	0.68	0.95	3.70
Dividends declared per share	0.06	0.06	0.06	0.24	0.24
Book value per common share	41.97	40.11	40.26	41.97	40.26
Tangible book value per common share [1]	41.43	39.57	39.74	41.43	39.74
Common shares outstanding	8,644,451	8,669,673	9,065,883	8,644,451	9,065,883
Average common shares outstanding:
Basic	8,683,331	8,744,385	9,281,309	8,837,558	9,530,921
Diluted	8,720,078	8,767,217	9,343,533	8,858,890	9,595,115
Performance ratios
Return on average assets	0.32%	0.26%	0.59%	0.17%	0.85%
Return on average shareholders' equity	4.66%	3.79%	6.91%	2.35%	9.53%
Return on average tangible common equity [1]	4.72%	3.84%	7.00%	2.38%	9.65%
Net interest margin	1.58%	1.39%	2.09%	1.56%	2.41%
Net interest margin - FTE [1,2]	1.68%	1.49%	2.22%	1.67%	2.54%
Capital ratios [3]
Total shareholders' equity to assets	7.02%	6.73%	8.03%	7.02%	8.03%
Tangible common equity to tangible assets [1]	6.94%	6.64%	7.94%	6.94%	7.94%
Tier 1 leverage ratio	7.33%	7.31%	9.06%	7.33%	9.06%
Common equity tier 1 capital ratio	9.60%	9.59%	10.93%	9.60%	10.93%
Tier 1 capital ratio	9.60%	9.59%	10.93%	9.60%	10.93%
Total risk-based capital ratio	13.23%	13.18%	14.75%	13.23%	14.75%
Asset quality
Nonperforming loans	$9,962	$5,885	$7,529	$9,962	$7,529
Nonperforming assets	10,354	6,069	7,571	10,354	7,571
Nonperforming loans to loans	0.26%	0.16%	0.22%	0.26%	0.22%
Nonperforming assets to total assets	0.20%	0.12%	0.17%	0.20%	0.17%
Allowance for credit losses to:
Loans	1.01%	0.98%	0.91%	1.01%	0.91%
Nonperforming loans	389.2%	619.4%	421.5%	389.2%	421.5%
Net charge-offs to average loans	0.12%	0.16%	0.03%	0.31%	0.03%
Average balance sheet information
Loans	$3,799,211	$3,700,410	$3,382,212	$3,682,490	$3,123,972
Total securities	683,468	622,220	578,608	624,050	613,303
Other earning assets	500,733	653,375	149,910	500,061	278,073
Total interest-earning assets	4,984,133	4,976,667	4,119,897	4,809,840	4,033,542
Total assets	5,154,285	5,137,474	4,263,246	4,968,514	4,170,526
Noninterest-bearing deposits	123,351	127,540	135,702	125,816	120,325
Interest-bearing deposits	3,935,519	3,911,696	3,041,022	3,744,964	3,022,794
Total deposits	4,058,870	4,039,236	3,176,724	3,870,780	3,143,119
Shareholders' equity	353,037	356,701	364,657	357,800	372,844
1 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below
2 On a fully-taxable equivalent ("FTE") basis assuming a 21% tax rate
3 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited, except for December 31, 2022)
Dollar amounts in thousands
	December 31, 2023	September 30, 2023	December 31, 2022
Assets
Cash and due from banks	$8,269	$3,595	$17,426
Interest-bearing deposits	397,629	517,610	239,126
Securities available-for-sale, at fair value	474,855	450,827	390,384
Securities held-to-maturity, at amortized cost, net of allowance for credit losses	227,153	231,928	189,168
Loans held-for-sale	22,052	31,669	21,511
Loans	3,840,220	3,735,068	3,499,401
Allowance for credit losses - loans	(38,774)	(36,452)	(31,737)
Net loans	3,801,446	3,698,616	3,467,664
Accrued interest receivable	26,746	23,761	21,069
Federal Home Loan Bank of Indianapolis stock	28,350	28,350	28,350
Cash surrender value of bank-owned life insurance	40,882	40,619	39,859
Premises and equipment, net	73,463	74,197	72,711
Goodwill	4,687	4,687	4,687
Servicing asset	10,567	9,579	6,255
Other real estate owned	375	106	—
Accrued income and other assets	51,098	53,479	44,894
Total assets	$5,167,572	$5,169,023	$4,543,104

Liabilities
Noninterest-bearing deposits	$123,464	$125,265	$175,315
Interest-bearing deposits	3,943,509	3,958,280	3,265,930
Total deposits	4,066,973	4,083,545	3,441,245
Advances from Federal Home Loan Bank	614,934	614,933	614,928
Subordinated debt	104,838	104,761	104,532
Accrued interest payable	3,848	2,968	2,913
Accrued expenses and other liabilities	14,184	15,072	14,512
Total liabilities	4,804,777	4,821,279	4,178,130
Shareholders' equity
Voting common stock	184,700	185,085	192,935
Retained earnings	207,470	203,856	205,675
Accumulated other comprehensive loss	(29,375)	(41,197)	(33,636)
Total shareholders' equity	362,795	347,744	364,974
Total liabilities and shareholders' equity	$5,167,572	$5,169,023	$4,543,104

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited, except for the twelve months ended December 31, 2022)
Dollar amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Interest income
Loans	$52,690	$48,898	$40,354	$192,337	$140,600
Securities - taxable	5,447	4,301	3,222	17,189	10,711
Securities - non-taxable	962	912	699	3,532	1,767
Other earning assets	7,173	8,904	1,394	26,384	3,830
Total interest income	66,272	63,015	45,669	239,442	156,908
Interest expense
Deposits	41,078	40,339	18,807	143,363	41,832
Other borrowed funds	5,387	5,298	5,193	21,175	17,983
Total interest expense	46,465	45,637	24,000	164,538	59,815
Net interest income	19,807	17,378	21,669	74,904	97,093
Provision for credit losses	3,594	1,946	2,109	16,653	4,977
Net interest income after provision for credit losses	16,213	15,432	19,560	58,251	92,116
Noninterest income
Service charges and fees	216	208	226	851	1,071
Loan servicing revenue	1,134	1,064	715	3,833	2,573
Loan servicing asset revaluation	(793)	(257)	(539)	(1,463)	(1,639)
Mortgage banking activities	—	—	1,010	76	5,464
Gain on sale of loans	6,028	5,569	2,862	20,526	11,372
Other	816	823	1,533	2,302	2,416
Total noninterest income	7,401	7,407	5,807	26,125	21,257
Noninterest expense
Salaries and employee benefits	11,055	11,767	10,404	45,322	41,553
Marketing, advertising and promotion	518	500	837	2,567	3,554
Consulting and professional fees	893	552	914	3,082	4,826
Data processing	493	701	567	2,373	1,989
Loan expenses	1,371	1,336	1,018	5,756	4,435
Premises and equipment	2,846	2,315	2,921	10,599	10,688
Deposit insurance premium	1,334	1,067	355	3,880	1,152
Other	1,546	1,518	1,497	5,857	5,076
Total noninterest expense	20,056	19,756	18,513	79,436	73,273
Income before income taxes	3,558	3,083	6,854	4,940	40,100
Income tax (benefit) provision	(585)	(326)	503	(3,477)	4,559
Net income	$4,143	$3,409	$6,351	$8,417	$35,541

Per common share data
Earnings per share - basic	$0.48	$0.39	$0.68	$0.95	$3.73
Earnings per share - diluted	$0.48	$0.39	$0.68	$0.95	$3.70
Dividends declared per share	$0.06	$0.06	$0.06	$0.24	$0.24
All periods presented have been reclassified to conform to the current period classification

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield/ Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$3,799,932	$52,690	5.50%	$3,701,072	$48,898	5.24%	$3,391,379	$40,354	4.72%
Securities - taxable	611,664	5,447	3.53%	550,208	4,301	3.10%	508,725	3,222	2.51%
Securities - non-taxable	71,804	962	5.32%	72,012	912	5.02%	69,883	699	3.97%
Other earning assets	500,733	7,173	5.68%	653,375	8,904	5.41%	149,910	1,394	3.69%
Total interest-earning assets	4,984,133	66,272	5.28%	4,976,667	63,015	5.02%	4,119,897	45,669	4.40%
Allowance for credit losses	(36,792)			(35,601)			(30,543)
Noninterest-earning assets	206,944			196,408			173,892
Total assets	$5,154,285			$5,137,474			$4,263,246

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$382,427	$1,646	1.71%	$387,517	$2,131	2.18%	$326,102	$628	0.76%
Savings accounts	22,394	48	0.85%	26,221	56	0.85%	47,799	104	0.86%
Money market accounts	1,225,781	12,739	4.12%	1,230,746	12,537	4.04%	1,441,583	10,508	2.89%
BaaS - brokered deposits	62,098	685	4.38%	31,891	348	4.33%	4,563	13	1.13%
Certificates and brokered deposits	2,242,819	25,960	4.59%	2,235,321	25,267	4.48%	1,220,975	7,554	2.45%
Total interest-bearing deposits	3,935,519	41,078	4.14%	3,911,696	40,339	4.09%	3,041,022	18,807	2.45%
Other borrowed funds	719,733	5,387	2.97%	719,655	5,298	2.92%	712,465	5,193	2.89%
Total interest-bearing liabilities	4,655,252	46,465	3.96%	4,631,351	45,637	3.91%	3,753,487	24,000	2.54%
Noninterest-bearing deposits	123,351			127,540			135,702
Other noninterest-bearing liabilities	22,645			21,882			9,400
Total liabilities	4,801,248			4,780,773			3,898,589
Shareholders' equity	353,037			356,701			364,657
Total liabilities and shareholders' equity	$5,154,285			$5,137,474			$4,263,246

Net interest income		$19,807			$17,378			$21,669

Interest rate spread			1.32%			1.11%			1.86%
Net interest margin			1.58%			1.39%			2.09%
Net interest margin - FTE [2,3]			1.68%			1.49%			2.22%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent ("FTE") basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Twelve Months Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest / Dividends	Yield/Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$3,685,729	$192,337	5.22%	$3,142,166	$140,600	4.47%
Securities - taxable	551,479	17,189	3.12%	537,921	10,711	1.99%
Securities - non-taxable	72,571	3,532	4.87%	75,382	1,767	2.34%
Other earning assets	500,061	26,384	5.28%	278,073	3,830	1.38%
Total interest-earning assets	4,809,840	239,442	4.98%	4,033,542	156,908	3.89%
Allowance for credit losses	(36,038)			(29,143)
Noninterest-earning assets	194,712			166,127
Total assets	$4,968,514			$4,170,526

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$366,082	$6,186	1.69%	$333,737	$2,056	0.62%
Savings accounts	29,200	249	0.85%	58,156	336	0.58%
Money market accounts	1,276,602	49,890	3.91%	1,423,185	18,513	1.30%
BaaS - brokered deposits	33,039	1,402	4.24%	60,699	1,033	1.70%
Certificates and brokered deposits	2,040,041	85,636	4.20%	1,147,017	19,894	1.73%
Total interest-bearing deposits	3,744,964	143,363	3.83%	3,022,794	41,832	1.38%
Other borrowed funds	719,617	21,175	2.94%	638,526	17,983	2.82%
Total interest-bearing liabilities	4,464,581	164,538	3.69%	3,661,320	59,815	1.63%
Noninterest-bearing deposits	125,816			120,325
Other noninterest-bearing liabilities	20,317			16,037
Total liabilities	4,610,714			3,797,682
Shareholders' equity	357,800			372,844
Total liabilities and shareholders' equity	$4,968,514			$4,170,526

Net interest income		$74,904			$97,093

Interest rate spread			1.29%			2.26%
Net interest margin			1.56%			2.41%
Net interest margin - FTE [2,3]			1.67%			2.54%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent ("FTE") basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Loans and Deposits (unaudited)
Dollar amounts in thousands
	December 31, 2023		September 30, 2023		December 31, 2022
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$129,349	3.4%	$114,265	3.1%	$126,108	3.6%
Owner-occupied commercial real estate	57,286	1.5%	58,486	1.6%	61,836	1.8%
Investor commercial real estate	132,077	3.4%	129,831	3.5%	93,121	2.7%
Construction	261,750	6.8%	252,105	6.7%	181,966	5.2%
Single tenant lease financing	936,616	24.4%	933,873	25.0%	939,240	26.8%
Public finance	521,764	13.6%	535,960	14.3%	621,032	17.7%
Healthcare finance	222,793	5.8%	235,622	6.3%	272,461	7.8%
Small business lending	218,506	5.7%	192,996	5.2%	123,750	3.5%
Franchise finance	525,783	13.7%	455,094	12.2%	299,835	8.6%
Total commercial loans	3,005,924	78.3%	2,908,232	77.9%	2,719,349	77.7%

Consumer loans
Residential mortgage	395,648	10.3%	393,501	10.5%	383,948	11.0%
Home equity	23,669	0.6%	23,544	0.6%	24,712	0.7%
Trailers	188,763	4.9%	186,424	5.0%	167,326	4.8%
Recreational vehicles	145,558	3.8%	140,205	3.8%	121,808	3.5%
Other consumer loans	43,293	1.1%	42,822	1.1%	35,464	1.0%
Total consumer loans	796,931	20.7%	786,496	21.0%	733,258	21.0%

Net deferred loan fees, premiums, discounts and other [1]	37,365	1.0%	40,340	1.1%	46,794	1.3%

Total loans	$3,840,220	100.0%	$3,735,068	100.0%	$3,499,401	100.0%

	December 31, 2023		September 30, 2023		December 31, 2022
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$123,464	3.0%	$125,265	3.1%	$175,315	5.1%
Interest-bearing demand deposits	402,976	9.9%	374,915	9.2%	335,611	9.8%
Savings accounts	21,364	0.5%	23,811	0.6%	44,819	1.3%
Money market accounts	1,248,319	30.8%	1,222,511	29.9%	1,418,599	41.2%
BaaS - brokered deposits	74,401	1.8%	41,884	1.0%	13,607	0.4%
Certificates of deposits	1,605,156	39.5%	1,624,447	39.8%	874,490	25.4%
Brokered deposits	591,293	14.5%	670,712	16.4%	578,804	16.8%
Total deposits	$4,066,973	100.0%	$4,083,545	100.0%	$3,441,245	100.0%

1 Includes carrying value adjustments of $27.8 million, $29.0 million and $32.5 million related to terminated interest rate swaps associated with public finance loans as of December 31, 2023, September 30, 2023 and December 31, 2022, respectively.

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Total equity - GAAP	$362,795	$347,744	$364,974	$362,795	$364,974
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$358,108	$343,057	$360,287	$358,108	$360,287

Total assets - GAAP	$5,167,572	$5,169,023	$4,543,104	$5,167,572	$4,543,104
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$5,162,885	$5,164,336	$4,538,417	$5,162,885	$4,538,417

Common shares outstanding	8,644,451	8,669,673	9,065,883	8,644,451	9,065,883

Book value per common share	$41.97	$40.11	$40.26	$41.97	$40.26
Effect of goodwill	(0.54)	(0.54)	(0.52)	(0.54)	(0.52)
Tangible book value per common share	$41.43	$39.57	$39.74	$41.43	$39.74

Total shareholders' equity to assets	7.02%	6.73%	8.03%	7.02%	8.03%
Effect of goodwill	(0.08%)	(0.09%)	(0.09%)	(0.08%)	(0.09%)
Tangible common equity to tangible assets	6.94%	6.64%	7.94%	6.94%	7.94%

Total average equity - GAAP	$353,037	$356,701	$364,657	$357,800	$372,844
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$348,350	$352,014	$359,970	$353,113	$368,157

Return on average shareholders' equity	4.66%	3.79%	6.91%	2.35%	9.53%
Effect of goodwill	0.06%	0.05%	0.09%	0.03%	0.12%
Return on average tangible common equity	4.72%	3.84%	7.00%	2.38%	9.65%

Total interest income	$66,272	$63,015	$45,669	$239,442	$156,908
Adjustments:
Fully-taxable equivalent adjustments [1]	1,238	1,265	1,384	5,233	5,355
Total interest income - FTE	$67,510	$64,280	$47,053	$244,675	$162,263

Net interest income	$19,807	$17,378	$21,669	$74,904	$97,093
Adjustments:
Fully-taxable equivalent adjustments [1]	1,238	1,265	1,384	5,233	5,355
Net interest income - FTE	$21,045	$18,643	$23,053	$80,137	$102,448

Net interest margin	1.58%	1.39%	2.09%	1.56%	2.41%
Effect of fully-taxable equivalent adjustments [1]	0.10%	0.10%	0.13%	0.11%	0.13%
Net interest margin - FTE	1.68%	1.49%	2.22%	1.67%	2.54%

Total revenue - GAAP	$27,208	$24,785	$27,476	$101,029	$118,350
Adjustments:
Mortgage-related revenue	—	—	—	—	—
Adjusted total revenue	$27,208	$24,785	$27,476	$101,029	$118,350
1 Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Noninterest income - GAAP	$7,401	$7,407	$5,807	$26,125	$21,257
Adjustments:
Mortgage-related revenue	—	—	—	(65)	—
Adjusted noninterest income	$7,401	$7,407	$5,807	$26,060	$21,257

Noninterest expense - GAAP	$20,056	$19,756	$18,513	$79,436	$73,273
Adjustments:
Mortgage-related costs	—	—	—	(3,052)	—
Acquisition-related expenses	—	—	—	—	(273)
Write-down of software	—	—	—	—	(125)
Nonrecurring consulting fee	—	—	—	—	(875)
Discretionary inflation bonus	—	—	—	—	(531)
Accelerated equity compensation	—	—	—	—	(289)
Adjusted noninterest expense	$20,056	$19,756	$18,513	$76,384	$71,180

Income before income taxes - GAAP	$3,558	$3,083	$6,854	$4,940	$40,100
Adjustments:[1]
Mortgage-related revenue	—	—	—	(65)	—
Mortgage-related costs	—	—	—	3,052	—
Partial charge-off of C&I participation loan	—	—	—	6,914	—
Acquisition-related expenses	—	—	—	—	273
Write-down of software	—	—	—	—	125
Nonrecurring consulting fee	—	—	—	—	875
Discretionary inflation bonus	—	—	—	—	531
Accelerated equity compensation	—	—	—	—	289
Adjusted income before income taxes	$3,558	$3,083	$6,854	$14,841	$42,193

Income tax (benefit) provision - GAAP	$(585)	$(326)	$503	$(3,477)	$4,559
Adjustments:[1]
Mortgage-related revenue	—	—	—	(14)	—
Mortgage-related costs	—	—	—	641	—
Partial charge-off of C&I participation loan	—	—	—	1,452	—
Acquisition-related expenses	—	—	—	—	57
Write-down of software	—	—	—	—	26
Nonrecurring consulting fee	—	—	—	—	184
Discretionary inflation bonus	—	—	—	—	112
Accelerated equity compensation	—	—	—	—	61
Adjusted income tax (benefit) provision	$(585)	$(326)	$503	$(1,398)	$4,999
[1] Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income - GAAP	$4,143	$3,409	$6,351	$8,417	$35,541
Adjustments:
Mortgage-related revenue	—	—	—	(51)	—
Mortgage-related costs	—	—	—	2,411	—
Partial charge-off of C&I participation loan	—	—	—	5,462	—
Acquisition-related expenses	—	—	—	—	216
Write-down of software	—	—	—	—	99
Nonrecurring consulting fee	—	—	—	—	691
Discretionary inflation bonus	—	—	—	—	419
Accelerated equity compensation	—	—	—	—	228
Adjusted net income	$4,143	$3,409	$6,351	$16,239	$37,194

Diluted average common shares outstanding	8,720,078	8,767,217	9,343,533	8,858,890	9,595,115

Diluted earnings per share - GAAP	$0.48	$0.39	$0.68	$0.95	$3.70
Adjustments:
Effect of mortgage-related revenue	—	—	—	(0.01)	—
Effect of mortgage-related costs	—	—	—	0.27	—
Effect of partial charge-off of C&I participation loan	—	—	—	0.62
Effect of acquisition-related expenses	—	—	—	—	0.02
Effect of write-down of software	—	—	—	—	0.01
Effect of nonrecurring consulting fee	—	—	—	—	0.07
Effect of discretionary inflation bonus	—	—	—	—	0.04
Effect of accelerated equity compensation	—	—	—	—	0.02
Adjusted diluted earnings per share	$0.48	$0.39	$0.68	$1.83	$3.86

Return on average assets	0.32%	0.26%	0.59%	0.17%	0.85%
Effect of mortgage-related revenue	0.00%	0.00%	0.00%	0.00%	0.00%
Effect of mortgage-related costs	0.00%	0.00%	0.00%	0.05%	0.00%
Effect of partial charge-off of C&I participation loan	0.00%	0.00%	0.00%	0.11%	0.00%
Effect of acquisition-related expenses	0.00%	0.00%	0.00%	0.00%	0.01%
Effect of write-down of software	0.00%	0.00%	0.00%	0.00%	0.00%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	0.00%	0.02%
Effect of discretionary inflation bonus	0.00%	0.00%	0.00%	0.00%	0.01%
Effect of accelerated equity compensation	0.00%	0.00%	0.00%	0.00%	0.01%
Adjusted return on average assets	0.32%	0.26%	0.59%	0.33%	0.90%

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Return on average shareholders' equity	4.66%	3.79%	6.91%	2.35%	9.53%
Effect of mortgage-related revenue	0.00%	0.00%	0.00%	(0.01%)	0.00%
Effect of mortgage-related costs	0.00%	0.00%	0.00%	0.67%	0.00%
Effect of partial charge-off of C&I participation loan	0.00%	0.00%	0.00%	1.53%	0.00%
Effect of acquisition-related expenses	0.00%	0.00%	0.00%	0.00%	0.06%
Effect of write-down of software	0.00%	0.00%	0.00%	0.00%	0.03%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	0.00%	0.19%
Effect of discretionary inflation bonus	0.00%	0.00%	0.00%	0.00%	0.11%
Effect of accelerated equity compensation	0.00%	0.00%	0.00%	0.00%	0.06%
Adjusted return on average shareholders' equity	4.66%	3.79%	6.91%	4.54%	9.98%

Return on average tangible common equity	4.72%	3.84%	7.00%	2.38%	9.65%
Effect of mortgage-related revenue	0.00%	0.00%	0.00%	(0.01%)	0.00%
Effect of mortgage-related costs	0.00%	0.00%	0.00%	0.68%	0.00%
Effect of partial charge-off of C&I participation loan	0.00%	0.00%	0.00%	1.55%	0.00%
Effect of acquisition-related expenses	0.00%	0.00%	0.00%	0.00%	0.06%
Effect of write-down of software	0.00%	0.00%	0.00%	0.00%	0.03%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	0.00%	0.19%
Effect of discretionary inflation bonus	0.00%	0.00%	0.00%	0.00%	0.11%
Effect of accelerated equity compensation	0.00%	0.00%	0.00%	0.00%	0.06%
Adjusted return on average tangible common equity	4.72%	3.84%	7.00%	4.60%	10.10%